Exhibit 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is entered into by and between SideKick Xploration, LLC., a Colorado limited liability company (“SideKick”), referred to as “Seller” and Vanguard Energy Corporation, a Colorado corporation, which, together with any permitted nominee or assignee of Vanguard Energy Corporation, as described in 0, are collectively referred to as “Purchaser.”

In consideration of the premises, covenants and agreements herein contained and the actions herein recited to be performed, Seller and Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

For the purposes of this Agreement, the following defined terms shall have the meanings set forth in this 0. All Article and Section numbers used in this Agreement refer to Articles and Sections of this Agreement unless otherwise specifically described. “Effective Date” means 12:01 a.m., local time at the location of the Interests, on October 1, 2010.

1.1                “Interests” means:

1.2                100% of Seller’s interest in the oil and gas leases and a like undivided interest in the estates created by the oil and gas leases described in Exhibit A attached hereto (the “Leases”), and the lands and, if applicable, the units covered thereby or created pursuant thereto (the “Lands”);

(a)           100% of Seller’s interest arising from or attributable to those contracts, farmout agreements, farmin agreements, sales contracts, processing agreements or other agreements described in Exhibit A, together with a like undivided interest of Seller in and to all other agreements, licenses, permits, easements and other contracts, whether similar or dissimilar to the foregoing, less and except any of the foregoing that pertain exclusively to the existing wells on the Leases and Lands (the “Contracts”);

(b)           The term “Interests” does not include, and Purchaser shall not acquire, any wells (whether producing, non-producing, salt water, injection, or otherwise, all of which are included in the term “wells”), wellbores, equipment or any fixtures located upon the Leases and the Lands, nor shall Purchaser acquire any interest or rights in or under certain circular portions of the Lands, described as a circle of land around each well bore with each such circle to have a radius of 100 feet, measured with the well bore in the center of such circle; provided, however, that in any instance, if any, where the well bore is located closer than 100 feet to a Lease line then the portion of the Lands excluded from the Interests by this subparagraph shall be the area defined or depicted by the portion  of the 100-feet-raidus circle that is contained within the Lands;

1.3                “oil and gas leases” means and includes, in addition to oil and gas leases, oil, gas and mineral leases, oil, gas and sulphur leases, other mineral leases, co-lessors’ agreements, lease ratifications and sub-leases, as appropriate; the term “Leases” means the oil and gas leases described in Exhibit A; and the term “Lands” means the lands described in or covered by the Leases, or by units, whether voluntary or created pursuant to an order, which contain any or part of the Leases.

1.4                A “day” shall mean a period of 24 hours, commencing at midnight and ending at the next 11:59 p.m. Whenever a computation of days is required, unless specifically set forth to the contrary in this Agreement, all days, including holidays or weekends are computed, but if the time for an action occurs on a Saturday, Sunday or a federal holiday when national banks are closed, then the time for action shall occur on the next day which is not a Saturday, Sunday or a federal holiday.

1.5                Other terms are defined elsewhere in this Agreement and for the purposes of this Agreement, those other terms have the meanings specified in those other portions unless the context requires otherwise. Meanings defined in this Agreement shall be applicable to both the singular and plural forms of such terms and to the masculine, feminine and neuter genders, as the context requires.

ARTICLE 2
PURCHASE AND SALE OF THE INTERESTS; CONSIDERATION

2.1                In reliance upon the representations and warranties of Seller, Purchaser agrees to buy the Interests, subject to the other terms and provisions hereof, at the time, date and location specified in Section0 (the “Closing Date”), for the sum of:

(a)           $49,221.52 in cash; and

(b)           Purchaser’s promissory note in the principal amount of $357,085.00, which shall be due 90 days after the Closing Date, and shall otherwise be substantially in the form of the Note attached as Exhibit B, and which Note shall be secured by the Deed of Trust which shall be substantially  in the form attached as Exhibit C.

The price, as adjusted in accordance with the other provisions hereof, is referred to in this Agreement as the “Purchase Price.”

2.2                The Purchase Price shall be paid or delivered to Seller at the time and in the manner specified in Section0.

ARTICLE 3
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to and agrees with Purchaser, subject in all events to the qualifications or limitations to or on such representations and warranties as are set out in this Article 3, that:

3.1                Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, has full corporate power to carry on its business as now conducted, is authorized to hold title to the Interest and, with respect to acting as an operator of the Interests, is duly qualified to do so with the Railroad Commission of Texas, and has posted and maintained all bonds required by the Railroad Commission of Texas.

3.2                The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any of the terms or conditions of nor result in the breach of any of the terms or conditions of nor constitute a default under the Articles of Organization nor the Operating Agreement of Seller.

3.3                No approvals, consents or authorizations to the execution, delivery and performance of this Agreement and the transactions contemplated hereby are required by any member of Seller and the members of Seller have duly authorized the execution and performance of this Agreement by Seller.

3.4                To the best of Seller’s knowledge, there are no liens, encumbrances or mortgages covering any of the Lands and the wells thereon, and Seller is unaware of any rights in any third parties which, upon the passage of time, would permit the filing of any liens or encumbrances on the Lands or wells.

3.5                Seller is unaware of any demand letters, offset, development or drainage letters or claims asserted by any third party (including, but not limited to, a lessor under any of the Leases) or governmental authority against Seller in respect of the Leases or the production therefrom or attributable thereto nor are there any suits, actions, claims, investigations, audits, inquiries or proceedings, threatened or pending, against Seller in respect of taxes, governmental charges, duties or assessments, nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges, duties, assessments or requirements for refunds or penalties or any claims for additional taxes, governmental charges, duties, assessments or refunds or penalties asserted by any governmental authority affecting the Interests or the production therefrom or attributable thereto.

3.6                Seller is selling the Interests to Purchaser AS IS, WHERE IS — WITH ALL FAULTS AND WITHOUT ANY WARRANTIES OR COVENANTS OF TITLE, EXPRESS OR IMPLIED, AND WITHOUT ANY REPRESENTATIONS CONCERNING TITLE TO THE INTERESTS NOT SPECIFICALLY SET FORTH IN THIS 0. Seller believes in good faith, but does not represent and warrant, that during the time that Seller has claimed to own interests in the Leases, Seller’s purchaser of hydrocarbons from the Leases, Sunoco Partners Marketing & Terminals, L.P. (“Sunoco”), has paid all royalties due under the Leases or has suspended such royalty payments in Sunoco’s financial accounts under title or division order conditions determined solely by Sunoco to justify such suspense, and during the time that Seller has claimed to own interests in the Leases, Seller has not received any notice, written or otherwise, from Sunoco that any party has claimed that royalties are due and unpaid . To the Seller’s best information, Sunoco (or its predecessor or predecessors) likewise paid, or justifiably suspended, all royalties due under the Leases for the period of time before Seller acquired any interest in the Leases, but Seller cannot and does not warrant and represent that that is the case. Seller in good faith believes, but does not represent and warrant to Purchaser, that the Leases are in full force and effect.

3.7                To the best of Seller’s knowledge, none of the Interests is affected by any agreement or arrangement (including, but not limited to, any hedging agreement, take or pay, gas balancing, pipeline balancing or other prepayment agreement or production payment, other than the alleged production payments referred to in that certain “Limited Title Report” from the Willyard Law Firm PLLC, dated June 24, 2010) which, as of the Effective Date, requires Seller to deliver Hydrocarbons produced from the Leases at some future time without then or thereafter receiving full payment therefor or at a specified price.

3.8                To the best of Seller’s knowledge, except for those Leases located in the Champion Choate Survey (the “Gulf Fee Leases”) there are no consents required for Seller to transfer and convey all or any portion of title to the Leases, and there are no rights in third parties which would preclude Seller from  transferring all or any portion of title to the Leases.

3.9                Seller possesses all licenses, permits, certificates, orders, approvals and authorizations necessary from any governmental entity having jurisdiction to own and to operate the Interests and to carry on its business as now conducted, and Seller has not received any notice from any governmental entity having jurisdiction that Seller does not possess any licenses, permits, certificates, orders, approvals and authorizations necessary to own the Interests and to carry on its business as now conducted.

3.10              The information furnished to Purchaser by Seller that Seller received from its predecessors in ownership of the Interests or from third party sources (such information including, but not limited to maps, plats, well logs, core analyses and sections, production data, operating expenses, net revenue interests and working interests, gas-condensate oil ratios, seismic and geological data, surface and subsurface maps, third party reversionary rights, burdens and encumbrances), is comprised of either the originals of such information or true and correct copies of such information as received by Seller and Seller did not withhold any information which if known by Purchaser would have caused Purchaser to credit less reserves to the Leases and the Lands or to change the classification of such reserves, and, to Seller’s knowledge, there have been no changes subsequent to the furnishing of such information to Purchaser that would affect the current accuracy or completeness of the information heretofore furnished Purchaser in any material respect.

3.11              To the knowledge of Seller, there have been no claims, demands or allegations that the Interests, or any part thereof, have been operated in violation of any law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§ 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251, et seq., the Clean Air Act, 42 U.S.C. §§ 741, et seq., the Clean Water Act, 33 U.S.C. § 7401, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629, the Safe Drinking Water Act, 42 U.S.C. §§ 300F - 300J, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders and decrees now or hereafter promulgated thereunder.

3.12              All reports required to be filed with the Railroad Commission of Texas by Seller have been properly filed (or will be filed when due, giving due regard to any extensions for filing that might be granted to Seller by the Railroad Commission of Texas), and are (or, in the case of filings made under extensions, will be) available on line, and will continue to be filed by Seller as required by any rule or regulation of the Railroad Commission of Texas.

ARTICLE 4

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to and agrees with Seller that:

4.1              Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has full corporate power to carry on its business as now conducted, is authorized to hold title to the Interests and, if required by law, will be as of the Closing Date in good standing and duly qualified to conduct its business as a foreign corporation in the jurisdiction wherein the Interests are located.

4.2           By the Closing Date, the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will have been duly and validly authorized by the Board of Directors of Purchaser.

4.3           The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any of the terms or conditions of nor result in the breach of any of the terms or conditions of nor constitute a default under the Articles of Incorporation nor the By-laws of Purchaser.

ARTICLE 5
MATTERS PRIOR TO CLOSING

5.1 After the date of this Agreement until the Closing Date, Seller:

(a)           will, or will cause, the Interests to be developed, maintained and operated in a good and workmanlike manner;

(b)           will pay or cause to be paid all costs and expenses incurred in connection with the Interests;

(c)           will keep the Leases in their current state of effectiveness, and shall promptly advise Purchaser if any party should dispute the effectiveness of any Lease;

(d)           will perform and comply with all of the covenants and conditions of the Leases and all agreements, instruments and contracts relating to the Interests, substantially in the same manner as Seller has heretofore;

(e)           will carry on the business of Seller in respect of the Interests substantially in the same manner as Seller has heretofore;

(f)            will, or will cause, all insurance policies, if any, now in effect, or renewals thereof, affecting the Interests or operations conducted in connection therewith, to be maintained in full force and effect and will not default with respect to any provision thereof and Seller will ensure that all notices and presentments of claims thereunder are duly and timely made; and

(g)           will file, or will cause to be filed, in a timely manner, all reports required to be filed with governmental authorities in respect of the Interests, and will duly observe and conform to all laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to the Interests.

5.2                After the date of this Agreement until the Closing Date, without the prior written consent of Purchaser, Seller:

(a)           shall not execute any authorities for expenditure (each, an “AFE”) nor consent to the commencement of any operations for the drilling or completing of any new well on the Interests;

(b)           shall not introduce nor consent to the introduction of any new method of management, operation or accounting with respect to the business of Seller as the same relate to the Interests;

(c)           shall not make nor enter into any commitments or agreements relating to or affecting the sale, purchase, processing or transportation of the production from or attributable to the Interests; and

(d)           shall not enter into nor consent to any amendments, modifications, renewals or extensions of, any contracts, agreements or commitments relating to or affecting the Interests.

5.3                At all times before the Closing Date, unless this Agreement is sooner terminated, Purchaser and the employees and agents of Purchaser shall have access to the Interests for any lawful purpose.

5.4                Seller shall, upon reasonable notice and during its normal working hours, make the following records in its possession pertaining to the Interests available to Purchaser and its authorized representatives at Seller’s offices for such inspection and copying, at Purchaser’s sole expense, as Purchaser deems necessary, and, if it has not already then done so, Seller will deliver such records to Purchaser upon Closing:

(a)           All Title Materials pertaining to the Interests;

(b)           All of the instruments creating the Leases and, if applicable: farmout and farmin agreements, assignments, unitization, pooling and operating agreements, joint venture agreements, division and transfer orders, mortgages, deeds of trust, security agreements, financing statements and other instruments creating encumbrances, liens or burdens and all other contracts and documents affecting title to the Interests;

(c)           Evidence relating to any rentals, royalties, shut-in gas well payments or other payments made under or with respect to the Leases. ;

(d)           Evidence relating to any ad valorem, property, production severance, and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests for all periods during which the Seller owned a portion of the Interests;

(e)           Ownership maps and surveys relating to the Leases and the Lands;

(f)            All lease records and data sheets relating to the Leases and to bonuses, rentals and royalties payable thereunder;

(g)           All agreements, leases, permits, easements, licenses and orders in any way relating to the Interests;

(h)           All bonds and other policies of insurance relating to the operation of the Interests; and

(i)            Reproducible masters or originals of all books, records, information, contracts and documents, engineering, geological and geophysical data, reports and maps relating to the Interests.

If this Agreement is terminated by Purchaser, Purchaser shall return to Seller all items which Seller has delivered to Purchaser in respect of the Interests (or portion thereof) not purchased by Purchaser, and neither party will have any further obligation to the other in respect thereto.

5.5                Seller will not do any act or thing or suffer any act or thing to be done or to exist which would result in:

(a)           an inaccuracy in any representation or breach of any warranty of Seller under this Agreement; nor

(b)           any failure by Seller duly to perform or to observe any term, provision, covenant, agreement or condition set forth or provided for in this Agreement.

5.6                All revenues, expenses and costs attributable to the Interests:

(a)           incurred or accruing prior to the Effective Date shall be paid by or allocated to Seller and

(b)           incurred or accruing after the Effective Date shall be paid by or allocated to Purchaser; provided, however, that Purchaser shall have no obligation to pay and shall not be allocated any amounts which are not supported by invoices, billings or other data reasonably required by Purchaser.

5.7                Upon the execution of this Agreement, and to the date of Closing, Seller will, at its sole cost and expense, utilize its commercially reasonable efforts to secure consents to assign from the lessors or the successors in title to the Lessors of the Gulf Fee Leases, and shall advise Purchaser of Seller’s efforts in such regard. Purchaser shall cooperate, to the extent feasible, with Seller in pursuing such consent, but Purchaser shall not be required to pay any fees for title examination or for title attorneys to determine the ownership of the Gulf Fee Leases or the lessors thereof.

ARTICLE 6
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

All obligations of Purchaser under 0 and 0 are subject, at Purchaser’s option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

6.1                Purchaser shall have entered into an agreement with C.F.O. Inc., satisfactory in form and substance to Purchaser in its sole and absolute discretion, regarding the acquisition by Purchaser of the C.F.O. Inc. interests in the Lands and the Leases. Seller acknowledges and understands that Purchaser shall have no obligation to consummate the transactions contemplated in this Agreement unless and until Purchaser shall have entered into an agreement regarding the C.F.O. Inc. ownership interests in and to the Leases and the Lands.

6.2                Each and every representation and warranty of Seller as set forth in 0 of this Agreement shall be true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all respects.

6.3                Seller shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at Closing; provided, however, that if Seller has not obtained consents to assign in respect of the Gulf Fee Leases as provided in0, the failure of Seller to obtain such consents shall not be deemed to be a breach of a covenant, agreement or condition of this Agreement.

6.4                The Interests shall not have been materially and adversely affected as of the Closing Date in any way as a result of any casualty of disaster, accident, labor disputes, exercise of power of eminent domain or other governmental event or Act of God or the public enemy.

6.5                No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, to prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated hereby.

6.6                Purchaser shall have satisfied itself that no instruments have been filed for record from and after the date Purchaser’s examination of title of title concluded that adversely affects the title of Seller to the Leases and the Lands.

ARTICLE 7
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

All obligations of Seller under 0 are subject, at Seller’s option, to the fulfillment prior to or at the Closing Date of each of the following conditions;

7.1                Each and every representation and warranty of Purchaser under this Agreement shall be true and accurate in all respects as of the date when made and shall be deemed to be made again and as of the Closing Date and shall then be true and accurate in all respects, except as to changes therein specifically contemplated by this Agreement.

7.2                Purchaser shall have performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

7.3                No suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 8
ACTIONS OF SELLER AND PURCHASER AT THE CLOSING

8.1                The Closing of the purchase and sale of the Interests shall take place as soon as reasonably practicable after the date that this Agreement becomes effective as provided in Section 14.11, but in any event within30 days after such date. The Closing shall take place either at the offices of Seller, at 22130 E. Costilla Drive, Aurora, Colorado 80016-3601or at the offices of Purchaser’s attorney, Theodore R. Borrego, 19 Briar Hollow

Lane, Suite 235, Houston, Texas 77027 or at such other time, date and place as Seller and Purchaser may agree upon in writing.

8.2                At the Closing, Seller shall execute, acknowledge and deliver to Purchaser an Assignment and Conveyance (the “Instrument of Conveyance”) covering all of the Interests, substantially in the form as Exhibit D, which Instrument of Conveyance is dated as of and at the Effective Date. Purchaser shall be solely responsible for recording the Instrument of Conveyance in the Hardin County, Texas, official records and for the cost of the filing fees of that recordation.

8.3                At the Closing, Purchaser shall deliver to the Seller the Purchase Price, as adjusted if necessary pursuant to Section 0 below as follows:

(a)           With respect to the cash portion of the Purchase Price, by wire transfer to an account specified by Seller;

(b)           With respect to the portion of the Purchase Price evidenced by the Promissory Note, by the execution and delivery of the Promissory Note to Seller.

8.4                Ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests (and not deducted by the purchaser of the hydrocarbon production from the proceeds of production) shall be prorated been Seller and Purchaser as of the Effective Date, and Seller shall be charged for all such taxes and assessments on the Interests prior to the Effective Date. All unpaid ad valorem taxes assessed against the Interests for the year 2009 and for the year 2010 shall be paid by Purchaser on Seller’s behalf by Purchaser deducting Seller’s proportionate $778.48 part of such ad valorem taxes from the $50,000.00 cash consideration that otherwise would have been payable to Seller hereunder. That deduction results in the $49,221.52 cash sum set forth in Section 2.1 (a).

8.5                If, by the Closing Date, Seller has not obtained the consents required by the terms of Section 0, then the amount of the Promissory Note shall be reduced by $14,836.00, (or a total of $357,085.00) , and the Gulf Fee Leases shall not be included in the Instruments of Conveyance nor in the Joint Operating Agreement. In that event, the obligations and actions of the parties in respect of the Gulf Fee Leases, after the Closing shall be governed by the provisions of Section 0.

ARTICLE 9
FURTHER ACTIONS AND ASSURANCES

9.1                At any time or from time to time, on and after the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Purchaser, all additional assignments, consents, endorsements, documents, transfer orders and instruments and take or cause to be taken all actions that Purchaser may deem necessary or desirable to vest or to confirm title to the Interests as contemplated herein and in the Instrument of Conveyance in Purchaser and Seller shall assist Purchaser in exercising any rights with respect to the Interests, and otherwise to carry out the intents and purposes of this Agreement.

9.2                If, by the Closing Date, Seller has not obtained the consents required by the terms of Section 0, then after such time, Seller shall diligently continue to seek such consents. When the consents are obtained, then Seller shall, as promptly thereafter as possible, assign the appropriate interest in and to the Gulf Fee Leases to Purchaser, and Purchaser shall, upon being furnished a recorded counterpart of the Instrument of Conveyance conveying the same to Purchaser, pay Seller an amount equal to the amount by which the Promissory Note was reduced, pursuant to Section 0. Purchaser may, but shall not be obligated to, waive the obligation to obtain such consent, but the waiver shall not be effective unless a written waiver is in effect and both parties have executed counterparts thereof, and Purchaser may condition its waiver upon such requirements as it may desire.

9.3                Seller and Purchaser agree that with respect to the acreage identified below in this Section 0 (called the “Released Acreage”), Seller is granted a period of time from the Closing Date hereunder through April 30, 2011, within which to acquire valid oil and gas leases (or assignments of oil and gas leases) covering all or any part of the Released Acreage from the mineral owners, lessors or current owners or lessees of the Released Acreage. Should Seller be successful in the acquisition(s) covering all or any part of the Released Acreage, Seller shall assign 100% of the interests so acquired to Purchaser as soon as reasonably practicable after its acquisition thereof (but in any event by April 30, 2011). If Seller acquires replacement or new oil and gas leases, Seller shall not place any new or additional burdens thereon beyond the royalties or other burdens which are currently in place thereon. If Seller has obtained Defensible Title to such Released Acreage, Purchaser agrees that it shall pay Seller, by wire transfer of collected funds on the date of assignment, an amount of $3,338.00 per acre for each of the acres of the Released Acreage leased or re-acquired by Seller and assigned by Seller to Purchaser before April 30, 2011, proportionate to the leasehold interest so assigned by Seller.  On May 1, 2011, the Released Acreage, or portion thereof, not theretofore leased or re-acquired by Seller and assigned to Purchaser shall automatically be included within the terms and provisions of Article XVI.C (Area of Mutual Interest) of the Joint Operating Agreement of even date herewith entered into by Purchaser and C.F.O., Inc. For purposes of this Section 0, “Released Acreage” shall mean: (1) 70 acres, more or less, described in Assignment dated June 1, 1972, from Brown & Thorp Oil Company, as assignor, to Coline Oil Corporation, as assignee, recorded in Volume 581, Pages 788, et seq. of the Deed Records of Hardin County, Texas; (2) 28.89 acres, more or less, described in Assignment dated March 24, 1954 from Layne & Bowler Well Service, Ltd., as assignor, to Wilson-Broach Company, as assignee, recorded in Volume 359, Page 533, et seq. of the Deed Records of Hardin County, Texas; and (3) 7.5 acres, more or less, described in Assignment of Oil, Gas and Mineral Lease dated November 3, 1986, from Delta Petroleum & Energy Corporation, as assignor, to Well Research Associates, Inc., as assignee, recorded in Volume 837, Pages 407, et seq. of the Deed Records of Hardin County, Texas. For the purposes of this Section 9.3, “Defensible Title” shall mean such title that (1) Purchaser could successfully defend against the claim of any party, to the oil and gas lease or oil, gas and mineral lease and other interests applicable to the Released Acreage, (2) Purchaser would be entitled to receive an interest not less than that received for the Leases, (3) Purchaser would be obligated to bear a percentage of the costs and expenses relating to operations on the maintenance and development of such Leases not greater than that obligated for the Leases, and (4) is free and clear of all liens, encumbrances and defects, other than those to which the Leases are already subject.

ARTICLE 10
SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

All covenants, agreements, representations and warranties of Seller under this Agreement, in all events subject to the limitations and qualifications set forth herein, shall survive the Closing and the delivery of the Instrument of Conveyance and shall remain effective, as limited and qualified herein or in the Instrument of Conveyance, without regard to any investigation at any time made by or on behalf of Purchaser, or of any information Purchaser may have with respect thereto and shall not be merged into the Instrument of Conveyance except to the extent included within the Instrument of Conveyance, nor any other documents or instruments executed and delivered at the Closing or at any time after the Closing Date.

ARTICLE 11
NOTICES

Except as specifically provided otherwise in this Agreement or an Exhibit or Schedule hereto, any notices, claims, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and may be given by personal delivery, by courier, by mail, by electronic mail or by facsimile machine addressed to the party to whom such notice is directed. A notice shall be effective as follows: if by personal delivery, upon the receipt thereof; if by courier service, upon receipt by the receiving party from the courier service; if by mail, three days after delivery thereof to the postal authorities, all first class postage pre paid; if by electronic mail or facsimile machine, upon confirmation by the transmitting party from the receiving party that such electronic mail or facsimile was received. Each party’s proper address for the receipt of notices shall be as set forth below; provided that a party may change such address by giving notice thereof to the other parties. The parties’ addresses, for notice purposes, are as follows:

Seller’s Address:

Mr. Daniel W. Streets

Manager

SideKick Exploration, L.L.C.

22130 E. Costilla Drive

Aurora, Colorado 80016-3601

Main Telephone Number: (303) 699-5003

Fax Number: (303) 699-5003

E-mail: danstreets@comcast.net

Purchaser’s Address:

Mr. Warren M. Dillard

President

Vanguard Energy Corporation

1999 Avenue of the Stars

Suite 1100

Los Angeles, California 90067

Main Telephone Number: (310) 556-8400

Fax Number: (310) 525-3511

E-mail: wdillard@enercorenergy.com

With a copy to:	Theodore R. Borrego
19 Briar Hollow Lane, Ste. 235
Houston, Texas 77027
Telephone: (713) 840-8250
Fax number: (832) 201-0911
Email: trb@explorationlaw.com

ARTICLE 12
TERMINATION

12.1              This Agreement may be abandoned or terminated in writing on or before the Closing Date:

(a)           by the agreement of Purchaser and Seller;

(b)           by either party pursuant to the provisions of Section0;

(c)           by Purchaser pursuant to 0; or

(d)           by Seller pursuant to 0.

12.2              In addition, either Purchaser or Seller may terminate this Agreement at any time prior to Closing by giving the other party written notice thereof if:

(a)           There is any material breach of failure to perform by the other party or of any of the warranties, representations, commitments, covenants and conditions under this Agreement; or

(b)           There exists any material error, misstatement or omission of a material fact on the part of the other party which renders an exhibit, representation of fact or document or schedule delivered in connection herewith misleading and materially prejudicial to the party terminating this Agreement.

(c)           The notice provided by a party pursuant to the preceding Sections of this Section0 shall clearly specify the material breach or failure of the notified party to perform any of its warranties, representations, commitments, covenants and conditions, or the material error, misstatement or omission of the notified party.

12.3              If this Agreement is abandoned or terminated as provided in this 0, this Agreement shall forthwith become wholly void and of no effect and there shall be no liability hereunder on the part of any party to the other party except for the provisions of this Agreement relating to the return of documentation.

ARTICLE 13
ASSIGNMENT OF RIGHTS AND OBLIGATIONS

Purchaser may, with the prior written consent of Seller (which consent will not be unreasonably withheld), assign any or all of its obligations and rights hereunder to a third party, which may or may not be an Affiliate of Purchaser. In such event, then its assignee shall acquire all of Purchaser’s rights, duties and obligations hereunder, and shall be the sole party in interest, and Purchaser shall be released from any and all obligations hereunder.

ARTICLE 14
MISCELLANEOUS PROVISIONS

14.1              The parties acknowledge that this Agreement has been negotiated and executed in the State of Texas, and further agree that this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts-of-laws provisions thereof. Each party, solely for the benefit of the other Party and not for the benefit of any third person hereby irrevocably submits to the jurisdiction of any Texas court sitting in Hardin County, Texas or any Federal court sitting in the Eastern District of Texas, having subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such actions or proceedings shall be heard and determined in such Texas court or Federal court; provided, however, that nothing in the foregoing provisions of this Article shall be construed to permit the initiation of an action or proceeding by either party in a manner other than as prescribed or permitted by law and provided, further, however that the foregoing provisions of this Article are intended to govern the situs of actions or proceedings between the parties, and are not intended to be applicable to the bringing of actions or proceedings by a party with respect to third persons.

14.2              This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Seller or Purchaser which is not embodied in this Agreement or in the documents referred to herein, and neither Seller not Purchaser shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

14.3              No officer, director, employee or agent of either Seller or Purchaser may amend, alter, supplement, change or modify this Agreement except by a written instrument executed by either a duly authorized officer of Purchaser or a duly authorized officer of Seller. Any attempted oral modification or written modification, except as specifically set forth herein shall be void, ab initio and shall not be construed as, nor shall it be, a modification of this Agreement.

14.4              All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns and other legal representatives.

14.5              There are no third party beneficiaries to this Agreement, and this Agreement is solely among the parties hereto, and the parties do not intend to confer any benefit, right or obligation upon any party not specifically a party to this Agreement.

14.6              Seller acknowledges that it has read this Agreement, has had opportunity to review it with an attorney or advisor of its choice, and has agreed to all of its terms. Under these circumstances, the parties agree that the rule of construction that a contract be construed against the drafter may not be applied in interpreting this Agreement.

14.7              No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

14.8              The Article headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

14.9              This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which taken together shall constitute one instrument; provided, however, that this Agreement shall be effective as to each party upon its execution hereof whether all counterparts are executed by a party or not. In making proof of this Agreement it shall not be necessary to produce nor to account for all counterparts hereof, and it shall be sufficient to produce but one counterpart original hereof executed by the party sought to be charged thereby.

14.10            The parties specifically intend that this Agreement may be executed by facsimile or by the exchange of documents in electronic format in accordance with the Uniform Electronic Transactions Act (Tex. Bus. & Com. Code § 43.001 et seq.), and that this Agreement shall be deemed to be executed by the parties when a party has caused the execution hereof by a person duly authorized to execute the same, has then forwarded the Agreement by facsimile or electronic mail, and the other parties have executed the counterpart of the Agreement received by them and have returned a fully executed counterpart to the originating party. Upon the receipt by the originating party of a fully executed counterpart, whether the same be in facsimile or electronic form, the Agreement shall then be deemed to be executed and effective. The parties may, but shall not be required to, exchange counterparts bearing original signatures, but the date of execution shall be deemed to be the date upon which the originating party received the fully executed counterpart.

14.11            This Agreement shall become effective upon the latest date of the execution hereof by both parties, and for the purposes of determining the date of execution, the same shall be the date set forth below a party’s signature.

[SIGNATURE PAGES FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this instrument to be effective as provided in Section 0.

SELLER
SideKick Xploration, LLC.

By:	/s/ Daniel W. Streets
Daniel W. Streets, Manager

Date: 10-11-10

IN WITNESS WHEREOF, the parties have executed this instrument to be effective as provided in Section0.

PURCHASER
Vanguard Energy Corporation

	By:	/s/ Warren M. Dillard
Warren M. Dillard, President

Date: 10-11-10

Vanguard Sidekick Purch Agree 1-27-11

EXHIBIT A

TO

PURCHASE AGREEMENT

BETWEEN

SIDEKICK XPLORATION, LLC

AND

VANGUARD ENERGY CORPORATION

DESCRIPTION OF LEASES AND LANDS

Oil, gas and mineral lease dated July 7, 1949 from Coline Oil Corporation, as lessor, to Layne & Bowler Well Service, Ltd., as lessee, recorded in Volume 206, Pages 487, et seq., of the Deed Records of Hardin County, Texas, covering 327 acres, more or less, out of the Medora Harris Survey, A-591, as more particularly described in said lease, as the said lease has been amended; save and except: (1) 70 acres, more or less, described in Assignment dated June 1, 1972, from Brown & Thorp Oil Company, as assignor, to Coline Oil Corporation, as assignee, recorded in Volume 581, Pages 788, et seq. of the Deed Records of Hardin County, Texas; (2) 28.89 acres, more or less, described in Assignment dated March 24, 1954 from Layne & Bowler Well Service, Ltd., as assignor, to Wilson-Broach Company, as assignee, recorded in Volume 359, Page 533, et seq. of the Deed Records of Hardin County, Texas; and (3) 7.5 acres, more or less, described in Assignment of Oil, Gas and Mineral Lease dated November 3, 1986, from  elta Petroleum & Energy Corporation, as assignor, to Well Research Associates, Inc., as assignee, recorded in Volume 837, Pages 407, et seq. of the Deed Records of Hardin County, Texas.

Oil and gas lease, dated July 21, 1954 from Gulf Oil Corporation, as lessor, to Roy Pickering, as lessee, recorded in Volume 206, Pages 487, et seq., of the Deed Records of Hardin County, Texas, covering 10 acres, more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

Oil and Gas Lease, dated June 30, 1954, from Charles G. Hooks, et al., as lessor to W. F. Newton, as lessee, recorded, recorded in Volume 300, Pages 597, et seq., of the Deed Records of Hardin County, Texas, covering 10 acres, more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

Oil and Gas Lease, dated June 22, 1954, from Paraffine Oil Corporation, as lessor, to Roy Pickering, as lessee, recorded in Volume 300, Page 591, et seq. of the Deed Records of Hardin County, Texas more or less, out of the Champion Choate Survey, A-153, as more particularly described in said lease.

Vanguard Exh  A to Sidekick Purch Agree 1-27-11

EXHIBIT B

TO

PURCHASE AGREEMENT

BETWEEN

SIDEKICK XPLORATION, LLC

AND

VANGUARD ENERGY CORPORATION

FORM OF PROMISSORY NOTE

REAL ESTATE LIEN NOTE

Date:       October 11, 2010

Maker: Vanguard Energy Corporation, a Colorado corporation

Maker’s Mailing Address: 1999 Avenue of the Stars, Suite 1100, Los Angeles, California, 90067-4618

Payee:    SideKick Xploration, LLC, a Colorado limited liability company, or Order (it being specifically understood that the Payee hereof may, at such Payee’s sole option, sell this Real Estate Lien Note, together with all security interests, interests under the referenced Deed of Trust, and lien rights in and to the realty described herein, and place this Real Estate Lien Note in the stream of commerce as the Payee may elect).

Place for Payment:      22130 E. Costilla Drive, Aurora, Colorado 80016-3601, or such other address from time to time designated in writing by Payee or the holder hereof.

Principal Amount:       $357,085.00

Annual Interest Rate on Unpaid Principal from Date: 8.00%, calculated on the basis of a 360-day year, compounded monthly, in arrears, commencing on the Date first set forth above and the first day of each month thereafter through and including the maturity date.

Annual Interest Rate on Matured, Unpaid Amounts: 16.00%, calculated on the basis of a 360-day year, compounded monthly, in arrears, commencing on the day next following the maturity date hereof and the first day of each month thereafter through and including the date of payment.

Terms of Payment (principal and interest): This Real Estate Lien Note shall mature fully and all principal and accrued and unpaid interest shall be due and payable ninety (90) days after the Date set forth as the first item above.

Prepayment Privilege: The Maker may prepay all of any part of this Real Estate Lien Note at any time before the maturity date without penalty. Any partial prepayment(s) shall be applied first to any accrued but unpaid interest hereunder, with the balance, if any, of such prepayment(s) to be applied to the outstanding principal due hereunder.

Security for Payment: A Vendor’s Lien retained in an Assignment and Conveyance of even date herewith from Payee to Maker and further secured by a Deed of Trust to Ron O. Norwood, Trustee, with an address at 517 Travis, Suite 300, Liberty, Texas 77575 on the following described Property, to wit:

Oil, gas and mineral lease dated July 7, 1949 from Coline Oil Corporation, as lessor, to Layne & Bowler Well Service, Ltd., as lessee, recorded in Volume 206, Pages 487, et seq., of the Deed Records of Hardin County, Texas, covering 327 acres, more or less, out of the Medora Harris Survey, A-591, as more particularly described in said lease, as the said lease has been amended; save and except: (1) 70 acres, more or less, described in Assignment dated June 1, 1972, from Brown & Thorp Oil Company, as assignor, to Coline Oil Corporation, as assignee, recorded in Volume 581, Pages 788, et seq. of the Deed Records of Hardin County, Texas; (2) 28.89 acres, more or less, described in Assignment dated March 24, 1954 from Layne & Bowler Well Service, Ltd., as assignor, to Wilson-Broach Company, as assignee, recorded in Volume 359, Page 533, et seq. of the Deed Records of Hardin County, Texas; and (3) 7.5 acres, more or less, described in Assignment of Oil, Gas and Mineral Lease dated November 3, 1986, from Delta Petroleum & Energy Corporation, as assignor, to Well Research Associates, Inc., as assignee, recorded in Volume 837, Pages 407, et seq. of the Deed Records of Hardin County, Texas, TOGETHER WITH all other property or contract rights assigned and conveyed to Maker under the Assignment and Conveyance, including without limitation the Easements, Contract Rights, Claims, and Subject Interests (as all of those capitalized terms are defined in the Assignment and Conveyance), and any and all rights and ownership interests in crude oil or natural gas production that may be produced from the land covered by the above-described oil, gas and mineral lease.

Promise to Pay: FOR VALUE RECEIVED, Maker promises to pay to the order of Payee or the holder hereof at the place for payment and according to the terms of payment, the principal amount plus interest at the rates stated above. All unpaid amounts shall be due on or before the maturity date set forth in Terms of Payment (principal and interest) above.

Waiver by Maker: On default in the payment of this Real Estate Lien Note or in the performance of any obligation in any instrument securing or collateral to it (including specifically, but not limited to, the Deed of Trust), the unpaid principal balance and earned interest on this Real Estate Lien Note shall become immediately due at the election of Payee. Maker and each surety, endorser and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest and notices of acceleration.

Attorneys’ Fees and Costs: If this Real Estate Lien Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including Payee’s attorneys’ fees and court and other costs, in addition to other amounts due hereunder.

Nonusury: Interest on the debt evidenced by this Real Estate Lien Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be cancelled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

Nouns and Pronouns: When the context requires, singular nouns and pronouns include the plural.

Right to Determine Order of Application of Payments From Default Remedies: Notwithstanding the existence of any other security interest in the Property held by Payee or by any other party, Payee shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Payee shall have the right to determine the order in which any or all of the portions of the indebtedness are satisfied from the proceeds realized upon the exercise of the default remedies. Maker, any party who consents to this Real Estate Lien Note or any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

Time of the Essence: It is expressly agreed that time is of the essence and that acceptance by Payee of late payment(s) on one or several occasions shall not be interpreted as a waiver of the requirement of punctual payment of amounts required to be paid herein, and shall not estop or preclude the Payee’s election to accelerate this Real Estate Lien Note for any subsequent default in timely payment(s).

Payment of Taxes: From and after the date of this Real Estate Lien Note, Maker shall be liable for and shall timely pay all ad valorem, personal property, and other taxes, if any, as they become due on the Property during the full term of this Real Estate Lien Note. Maker acknowledges and agrees that the tax payments required herein are separate and apart from and do not in any way relate to the required payments of principal and interest or other amounts due hereunder, and that such tax payments are due in addition to such principal, interest or other payments to Payee as may be required hereunder. A tax payment made by Maker shall not liquidate indebtedness under this Real Estate Lien Note, and a payment of principal, interest or any other amount due under this Real Estate Lien Note shall not be, nor shall it be construed to be, a tax payment. Further, Maker acknowledges and agrees that a default by it in the punctual payment when due of a required tax payment as above provided shall also be a default under this Real Estate Lien Note and any instrument securing or collateral to it (including specifically, but not limited to, the Deed of Trust). Payee, at Payee’s sole option, may, but is not required to, make any past-due tax payment(s) in order to protect Payee’s security position in the real estate described herein. Any payment so made shall automatically be added to this Real Estate Lien

Note as additional principal due hereunder and the amount(s) of any such payment shall accrue interest hereunder at the default interest rate of 16% per annum until repaid by Maker.

Assignment of this Real Estate Lien Note: It is expressly understood that Payee (and/or its successors and assigns, if any, hereunder) or any subsequent holder hereof, may, without any prior notice of any kind to Maker, sell or assign all or any portion of this Real Estate Lien Note or all or any portion of Payee’s rights and benefits hereunder (together with Payee’s rights and benefits under any Deed of Trust or other security or security interest given by Maker in connection herewith) and place this Real Estate Lien Note in the stream of commerce. Therefore, any reference herein to Payee or holder shall be deemed to include the then-current owner and holder of this note.

Vanguard Energy Corporation

By:
Warren M. Dillard, President

Vanguard Exh B to Sidekick Purch Agree 1-27-11

EXHIBIT C

TO

PURCHASE AGREEMENT

BETWEEN

SIDEKICK XPLORATION, LLC

AND

VANGUARD ENERGY CORPORATION

FORM OF DEED OF TRUST

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

D E E D   O F   T R U S T

Date:  October 11, 2010

Grantor:   Vanguard Energy Corporation, a Colorado corporation

Grantor’s Mailing Address (including county): 1999 Avenue of the Stars, Suite 1100, Los Angeles, Los Angeles County, California 90067-4618

Trustee: Ron O. Norwood

Trustee’s Mailing Address (including county):	517 Travis Street, Suite 300
Liberty, Texas 77575
Liberty County

Beneficiary:         SideKick Xploration, LLC, a Colorado limited liability company

Beneficiary’s Mailing Address (including county):	22130 E. Costilla Drive
Aurora, Colorado 80016-3601
Arapahoe County

Real Estate Lien Note:

Date:   October 11, 2010

Amount:   $357,085.00

Maker:   Vanguard Energy Corporation, a Colorado corporation

Payee:  SideKick Xploration, LLC, a Colorado limited liability company

Final Maturity Date: January 9, 2011

Property (including any improvements):

Oil, gas and mineral lease dated July 7, 1949 from Coline Oil Corporation, as lessor, to Layne & Bowler Well Service, Ltd., as lessee, recorded in Volume 206, Pages 487, et seq., of the Deed Records of Hardin County, Texas, covering 327 acres, more or less, out of the Medora Harris Survey, A-591, as more particularly described in said lease, as the said lease has been amended; save and except: (1) 70 acres, more or less, described in Assignment dated June 1, 1972, from Brown & Thorp Oil Company, as assignor, to Coline Oil Corporation, as assignee, recorded in Volume 581, Pages 788, et seq. of the Deed Records of Hardin County, Texas; (2) 28.89 acres, more or less, described in Assignment dated March 24, 1954 from Layne & Bowler Well Service, Ltd., as assignor, to Wilson-Broach Company, as assignee, recorded in Volume 359, Page 533, et seq. of the Deed Records of Hardin County, Texas; and (3) 7.5 acres, more or less, described in Assignment of Oil, Gas and Mineral Lease dated November 3, 1986, from Delta Petroleum & Energy Corporation, as assignor, to Well Research Associates, Inc., as assignee, recorded in Volume 837, Pages 407, et seq. of the Deed Records of Hardin County, Texas, TOGETHER WITH all other property or contract rights assigned and conveyed to Maker under the Assignment and Conveyance, including without limitation the Easements, Contract Rights, Claims, and Subject Interests (as all of those capitalized terms are defined in the Assignment and Conveyance), and any and all rights and ownership interests in crude oil or natural gas production that may be produced from the land covered by the above-described oil, gas and mineral lease.

Prior Lien(s) (including recording information): None

Other Exceptions to Conveyance and Warranty:  This conveyance is subject to all instruments or matters which are of record in the office of the County Clerk of Hardin County, Texas, affecting the Property above described and that are valid and subsisting as of the date hereof.

FOR VALUE RECEIVED and to secure payment of the Real Estate Lien Note, Grantor conveys the property to Trustee in trust.  If Grantor performs all the covenants and pays the Real Estate Lien Note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor’s expense.

Grantor’s Obligations

Grantor agrees to:

1.     Keep the property in good repair and condition;

3.     Pay all taxes and assessments on the Property when due and in accordance with the procedures set out in the Real Estate Lien Note;

3.     Preserve the lien’s priority as it is established in this deed of trust;

5.     Refrain from spudding any new well on the land covered by the Property until all amounts due under the Real Estate Lien Note have been paid in full to Beneficiary.

Beneficiary’s Rights

1.             Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

2.             If Grantor fails to perform any of Grantor’s obligations, as set forth in the Purchase Agreement dated October 11, 2010, by and between Grantor and Beneficiary, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the Real Estate Lien Note is payable for any sums so paid, including attorneys’ fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts.  The sum to be reimbursed shall be secured by this deed of trust.

3.             If Grantor defaults on the Real Estate Lien Note or fails to perform any of Grantor’s obligations, including those obligations in Section 9.3 of the Purchase Agreement, hereunder and the default continues after Beneficiary gives Grantor notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:

a.     declare the unpaid principal balance and earned interest on the Real Estate Lien Note immediately due;

b.     request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary’s agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

c.     purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

4.             If Grantor sells, transfers or conveys all or any part of the above described Property without the express written consent of Beneficiary, then Beneficiary may, at its option, declare all sums secured by this Deed of Trust to be immediately due and payable.  Beneficiary, in the exercise of its sole and absolute discretion and without any duty or obligation to do so, may waive such option to accelerate, if, prior to any transfers, the proposed transferee has executed a written assumption agreement accepted in writing by Beneficiary, containing such terms as Beneficiary, in its sole discretion may require, including without limitation, an increase in the rate of interest payable on the indebtedness and/or a modification of the maturity of the indebtedness, and/or a transfer fee.

Trustee’s Duties

    If requested by Beneficiary to foreclose this lien, Trustee shall:

1.             Either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

2.             Sell and convey all or part of the Property to the highest bidder for  cash with a special  warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and,

3.             From the proceeds of the sale, pay, in this order:

a.     expenses of foreclosure, including a commission to Trustee of 5% of the bid;

b.     to Beneficiary, the full amount of principal, interest, attorneys’ fees, and other charges due and unpaid;

c.     any amounts required by law to be paid before payment to Grantor; and

d.     to Grantor, any balance.

General Provisions

1.             If any of the Property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser.  If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

2.             Recitals in any Trustee’s deed conveying the Property will be presumed to be true.

3.             Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

4.             This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.

5.             If any portion of the Real Estate Lien Note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

6.             Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the Property, including without limitation all proceeds from the sale of oil, natural gas or other hydrocarbons.  Grantor warrants the validity and enforceability of the assignment just made in the preceding sentence.  Grantor may, as Beneficiary’s licensee, collect all rent and other income and receipts as long as Grantor is not in default under the Real Estate Lien Note or this deed of trust.  Grantor will apply all rent, proceeds of production, and other income and receipts to payment of the Real Estate Lien Note and performance of this deed of trust, but if the rent, proceeds of production, and other income and receipts exceed the amount due under the Real Estate Lien Note and deed of trust, Grantor may retain the excess.  If Grantor defaults in payment of the Real Estate Lien Note or performance of this deed of trust, Beneficiary may terminate Grantor’s right to collect and then as Grantor’s agent may collect all rent, proceeds of production, and other income and receipts from the Property. Beneficiary may exercise Beneficiary’s rights and remedies under this paragraph without taking possession of the Property.  Beneficiary shall apply all rent, proceeds of production, and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary’s rights and remedies and then to Grantor’s obligations under the Real Estate Lien Note and this deed of trust in the order determined by Beneficiary.  Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary’s other rights or remedies.  If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary’s filing a proof of claim in bankruptcy will be tantamount to the appointment of receiver under Texas law.

7.             Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded.  On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides other provisions in this and all other instruments concerning the debt.

8.             When the context requires, singular nouns and pronouns include the plural.

9.             The term Real Estate Lien Note includes all sums secured by this deed of trust.

10.           This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

11.           Grantor represents that this deed of trust and the Real Estate Lien Note are given for the following purposes: As security and consideration, respectively, for Grantor=s purchase as a business property (oil and gas property) of the real estate described as Property on pages 1 and 2 of this deed of trust.

All terms used in this instrument shall have the meanings or shall represent the parties defined and represented above.

“Grantor”
VANGUARD ENERGY CORPORATION

By:

Title:

THE STATE OF	)
)§
COUNTY OF	)

This instrument was acknowledged before me on October         , 2010, by Warren Dillard, President of Vanguard Energy Corporation, a Colorado corporation, who further acknowledged that he executed the forgoing as the valid act and deed of the corporation.

Notary Public, State of Texas

Printed Name:

Commission Expires:

Vanguard Exh C to Sidekick Purch Agre 1-27-11

EXHIBIT D

TO

PURCHASE AGREEMENT

BETWEEN

SIDEKICK XPLORATION, LLC

AND

VANGUARD ENERGY CORPORATION

FORM OF ASSIGNMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ASSIGNMENT AND CONVEYANCE WITH VENDOR’S LIEN RETAINED

THE STATE OF TEXAS	§
§
COUNTY OF HARDIN	§

THIS ASSIGNMENT AND CONVEYANCE WITH VENDOR’S LIEN RETAINED (“Assignment”) is

From:	SideKick Xploration, LLC	(“Assignor”)
a Colorado limited liability company
22130 E. Costilla Drive
Aurora, Arapahoe County, Colorado 80016-3601

To:	Vanguard Energy Corporation	(“Assignee”)
a Colorado corporation
1999 Avenue of the Stars, Suite 1100
Los Angeles, Los Angeles County, California 90067

Effective as of 12:01 a.m. local time in Hardin County, Texas, on October 1, 2010 (the “Effective Date and Time”), notwithstanding the date of execution hereof, Assignor, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed by Assignor, and the additional sum of  $357,085.00, evidenced by one Real Estate Lien Note of even date herewith executed and delivered by Assignee, payable to the order of Assignor in the principal amount of  $357,085.00, bearing interest and being payable as therein set out, the payment of which is secured by the Vendor’s Lien retained herein and also by a  Deed of Trust of even date herewith from the Assignee herein as the maker of said Real Estate Lien Note to Ron O. Norwood, Trustee, on the  hereinafter described and conveyed real property, to be recorded  in  the office of the  County  Clerk  of  Hardin County, Texas, does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET OVER and DELIVER, without warranties or covenants of title, express or implied, and subject to the exceptions and reservations herein made, unto Assignee and Assignee’s successors in title and assigns, the following properties and rights:

An undivided 100% of Assignor’s right, title and interest in or to the following oil, gas and mineral lease, to wit:

Oil, gas and mineral lease dated July 7, 1949 from Coline Oil Corporation, as lessor, to Layne & Bowler Well Service, Ltd., as lessee, recorded in Volume 206, Pages 487, et seq., of the Deed Records of Hardin County, Texas, covering 327 acres, more or less, out of the Medora Harris Survey, A-591, as more particularly described in said lease, as the said lease has been amended; save and except: (1) 70 acres, more or less, described in Assignment dated June 1, 1972, from Brown & Thorp Oil Company, as assignor, to Coline Oil Corporation, as assignee, recorded in Volume 581, Pages 788, et seq. of the Deed Records of Hardin County, Texas; (2) 28.89 acres, more or less, described in Assignment dated March 24, 1954 from Layne & Bowler Well Service, Ltd., as assignor, to Wilson-Broach Company, as assignee, recorded in Volume 359, Page 533, et seq. of the Deed Records of Hardin County, Texas; and (3) 7.5 acres, more or less, described in Assignment of Oil, Gas and Mineral Lease dated November 3, 1986, from Delta Petroleum & Energy Corporation, as assignor, to Well Research Associates, Inc., as assignee, recorded in Volume 837, Pages 407, et seq. of the Deed Records of Hardin County, Texas.

The foregoing being collectively referred to herein as the “Lease,” and the lands covered by the Lease, all of which are located in the state and county above named, are referred to herein as the “Land;”

A like undivided interest of Assignor in, to or under or by virtue of the presently existing and valid unitization, communitization and pooling agreements and the properties covered and the units and pooled and communitized areas created thereby (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency), insofar and only insofar as such agreements, properties and units relate to the Lease;

A like undivided interest of Assignor in or to all improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests necessary or useful to or used in connection with the exploration, development or operation of the Lease or the Land (all such improvements, easements, surface leases, permits, rights-of-way, licenses, servitudes and other similar interests, subject to the Existing Burdens (as hereinafter defined), are referred to as the “Easements”);

A like undivided interest of Assignor in or to all rights, duties and obligations attributable to or arising from any valid oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Lease or production therefrom or attributable thereto (all such rights, duties and obligations are referred to in this Assignment as the “Contract Rights”); and

A like undivided interest of Assignor in or to all claims, suits, proceedings or choses in action, arising from or relating to any of the undivided interests assigned in paragraphs (1) through (4) above (all such claims, suits, proceedings or choses in action are referred to in this Assignment as the “Claims”).

This Assignment from Assignor to Assignee is expressly made subject to:

(A)          a proportionate part of the covenants, provisions, royalties and terms of the Lease;

(B)           the terms and conditions of all existing orders, rules and regulations and ordinances of federal, state and other governmental agencies having jurisdiction;

(C)           any valid and subsisting oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the Lease;

(D)          a proportionate part of all overriding royalty interests, restrictions, exceptions, reservations, burdens, encumbrances, conditions, limitations, interests, instruments, agreements and other matters, if any, which are of record in the state and county above named and which burden or affect the properties, rights or interests herein assigned;

(E)           the terms and conditions contained in the joint operating agreement or agreements, if any, which covers and affects the Lease and the Land and any other existing or executory farmout agreements, farmin agreements, letter agreements, contracts or other agreements which relate to any of the properties, lands or interests described above; and

(F)           all of such orders, rules, regulations, ordinances, instruments, burdens, encumbrances, reservations and terms and conditions listed in clauses (A) through (E) of this Assignment, to the extent the same are valid and enforceable and apply to the lands and interests described above are referred to in this Assignment as “Existing Burdens;” and the properties specified in clauses (1) and (2) of this Assignment, subject to the Existing Burdens, are referred to in this Assignment as the “Subject Interests.”

TO HAVE AND TO HOLD, all and singular, the Subject Interests, the Easements, the Contract Rights and the Claims unto Assignee and Assignee’s successors in title and assigns, forever. This Assignment is made without warranties or covenants of title of any kind, express or implied.

SAVE and EXCEPT, and there is hereby RESERVED and RETAINED unto Assignor, its successors in interest and assigns, the well bores for all existing wells located on the Lease (whether the well be producing, non-producing, shut-in, temporarily or permanently abandoned, salt water disposal or any other type of well), as well as a circle of land, around each well bore, with a radius of 100 feet measured with the well bore in the center and, in any instance where the well bore is located less than 100 feet from any Lease boundary, then the portion of the 100-foot-radius circle that lies within the Land, together with all personal property, fixtures and improvements appurtenant to or located on or near the Land, or used or held for use (except automotive equipment or motor vehicles) in connection with the production, treatment, storage or transportation of oil, gas, casinghead gas, condensate, distillate or other liquid or vaporous hydrocarbons or other minerals including, but not limited to, facilities, tanks, boilers, buildings, plants, fixtures, machinery and other equipment, as well as any valid and subsisting oil, casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, insofar and only insofar as the same are appurtenant or relate to the wells being retained hereby; and Assignor further SAVES, EXCEPTS, RESERVES, and RETAINS, for itself, and its successors in title and assigns, rights of ingress and egress over and across the Land for the purpose of drilling, operating, producing, or working over any well or well bore located within any of the circular portions of the Land that are retained above and transporting and marketing any oil or gas production that may be produced from any such well or well bore; and PROVIDED FURTHER that it is expressly agreed and stipulated that the VENDOR’S LIEN and superior title are retained in favor of the holder of the above-described Real Estate Lien Note against the above-described Subject Interests, Easements, Contract Rights, and Claims until the Real Estate Lien Note and all interest and other charges thereon are fully paid according to its face, tenor, reading and effect, when this Assignment shall become absolute.

All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors in title and assigns.

Assignor agrees to execute, to acknowledge and to deliver to Assignee any additional instruments, notices, division orders, transfer orders and other documents and to do any other acts and things which may be necessary to more fully and effectively assign and convey to Assignee and Assignee’s successors in title and assigns the interests intended to be assigned hereby.

IN WITNESS WHEREOF, Assignor has executed this Assignment on the date of the acknowledgment annexed hereto, but effective as of the Effective Date and Time.

SIDEKICK XPLORATION, LLC:

By:
Daniel W. Streets, Manager

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

This instrument was acknowledged before me on this        day of October, 2010, by Daniel W. Streets, Manager of SideKick Xploration, LLC, a Colorado limited liability company, on behalf of said company.

Notary Public in and for
the State of Colorado

My Commission Expires:

Vanguard Exh D to Sidekick Purch Agree 1-27-11